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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) September 22, 1997.
                                                 -------------------

                         UNITED STATES PROPERTIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





      Pennsylvania                       0-22691                 23-2846009
----------------------------           -----------            ------------------
(State or other jurisdiction           Commission               (IRS Employer
    of Incorporation)                  File Number            Identification No.

126 E. 56th Street, New York, New York                             10022
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(Address of principal executive offices                          (Zip Code)


Registrant's Telephone Number, including area code: (212) 759-2025
                                                    ---- ---------


                 One Montage Mountain Road, Moosic Pennsylvania
         ---------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report.)




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                                                                        FORM 8-K

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


On September 22, 1997 the Registrant entered into a formal Agreement, superseding the earlier reported Letter of Intent, to acquire approximately 1,000 acres of land from the owners of the Highpoint Country Club development, located in Montague Township, Sussex County, New Jersey. The acreage consists of:

         1. 259 unimproved building lots, of which 221 are interior lots and 38 are lakefront lots;

         2. 3 improved building lots, of which 1 is an interior lot and 2 are lakefront lots; and

         3. a 79 acre parcel.

The sellers, none of whom are related to the Registrant, have previously sold approximately 650 lots, all of which are improved and occupied. The sellers are retaining the Highpoint Country Club and its business, consisting of the 18 hole golf course and a pro shop. Other amenities associated with the Country Club development include a club house and restaurant, a driving range, an Olympic-sized swimming pool, two tennis courts, a softball field and two lakes. These amenities have been deeded to the Highpoint Community Corp. which makes it available to all residents at a charge of $80 per month. Purchasers of lots from the Registrant will be eligible to utilize the amenities on the same basis as current residents.

The purchase price for the property is $6,496,250, payable as follows:

         1. $2,608,362 at Closing, scheduled for October 15, 1997;

         2. $1,514,138 in the form of a 5-year Purchase Money Note secured by a mortgage on the premises to be repaid as lots are sold; and

         3. $2,373,750 in the form of 395,625 shares of Registrant's Common Stock, restricted as to further transfer for periods ranging from 12 months to 36 months, as follows:

         12 months:   49,375 shares
         24 months:  192,708 shares
         36 months:  153,542 shares

Registrant has deposited $25,000 in escrow to be paid against the funds due at Closing. Registrant is in discussions with two potential lending sources regarding the required cash payment component, certain marketing costs and related out-of-pocket expenses.

In connection with the Agreement, the Registrant has appointed Irwin Berman as the Managing Director for Development with responsibility for oversight of the development of the Highpoint project, through Highpoint Development Group, Inc. Mr. Berman, age 65, is the husband of Katherine K. Berman, a founder, initial director and Secretary of the Registrant. On June 18, 1993, Mr. Berman was convicted in the United States District Court for the Eastern District of Wisconsin, Case Number 92-CR-215 of conspiracy to defraud and convert to his own use property pledged to the Secretary of Agriculture (FmHA) and was sentenced to a prison term of eighteen months



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(subsequently reduced to sixteen months) and ordered to pay restitution of
$500,000. At the time of the relevant events Mr. Berman was a consultant (not an officer or director and had no check signatory authority) to a nationwide auction firm which auctioned off property of a forestry company which was in a Chapter 11 proceeding. The auction firm retained $500,000 from the proceeds of the auction. Mr. Berman was not aware that the FmHA had an interest in the property, which fact the government conceded, and the federal Magistrate recommended dismissal of the charges. The District Judge ruled, however, that knowledge of the FmHA's interest was not a requisite of the crime, which interpretation was adopted by the Seventh Circuit upon appeal (decided April 12, 1994).

In connection with the land acquisition, the Registrant has organized a wholly-owned New Jersey subsidiary, Highpoint Development Group, Inc., to take title to the land and to develop it. The subsidiary has appointed an architect-engineer and a general contractor, neither of which is affiliated with the Registrant, to handle the development under the supervision of Mr. Berman. Generally, the homes to be built will be pre-fabricated or modular, which the general contractor will finish. The Registrant intends to offer the homes by means of an auction method and is negotiating with a real estate auction company to handle that.

ITEM 5. OTHER EVENTS.

Board of Directors

In order to provide the Registrant with the guidance of a Board of Directors with more experience than that of the founders (Mr. Pirhalla and Mrs. Berman) on September 29, 1997 - effective October 1, 1997 - the Board of Directors expanded the number of directors to five, Mr. Pirhalla and Mrs. Berman voluntarily resigned, and Mr. Andreas Kissal (the Registrant's President), Mr. Beryl Wolk, Mr. Virgil Wenger and Mr. Manuel E. Iglesias were elected. Mr. Thomas Bell continued as a director.

Manuel E. Iglesias, age 42, was graduated from both the Law School and the School of Business of the University of Chicago receiving a J. D. in 1979 and an M.B.A. in 1982. He has been a partner of Merkin & Iglesias, a Miami, Florida - based law firm, since 1989. Since February 1988 he has been the President of Management and Business Associates, Inc., a management consulting, construction and environmental remediation firm. In addition, Mr. Igelsias has served as an officer and/or director of various companies, including President of Atlantis Group, Inc. (1996 to present). He was a founding member and continues to serve as a member of the Board of Directors of "Of Human Rights", a Washington, D. C.
- based organization designed to combat the lack of human rights in Cuba.

Virgil E. Wenger, age 67, is a Certified Public Accountant. Since 1990 he has been an independent consultant, primarily engaged in evaluating investment opportunities for clients. From 1953 to 1990, Mr. Wenger was associated with Ernst & Young, progressing from auditing and management consulting (1953 - 1964) to Southwest Regional Director of Management Consulting (1964 - 1969) to the Managing Partner of the Tulsa, Oklahoma office (1969 - 1972) to Eastern Regional Director of Management Consulting (1972 - 1977) to Partner with responsibilities for International Operations in Southeast Asia and the Middle East (1977 -
1990).
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Beryl Wolk, age 68, is a retired Commander of the Naval Reserve. He has spent his entire civilian life working in a family-founded and owned business, Goodway Marketing Group, which presently is comprised of 21 autonomous companies with 1,250 employees, and having facilities in four states. Mr. Wolk's emphasis has been on multi-media marketing, including the Family Guide newspaper inserts, the Cable Advertising Bureau, and infomercials (where he pioneered the 30-minute infomercial).


Officer Changes

Mr. Pirhalla, formerly COO and Treasurer, resigned those positions, while retaining his title and responsibilities as the Registrant's Chief Appraiser. Mr. Pirhalla is now working in the New York City executive offices.

Mrs. Berman, formerly Secretary, resigned that position and was elected as the Treasurer.

Mr. Howard Karasik, a partner in the law firm of Sherman, Citron & Karasik, P.C., who serves as the Registrant's general counsel, was elected as the Secretary.

Directors and Officers Liability Insurance
The Registrant has secured a Directors and Officers Liability Insurance policy.


EXHIBITS

10.9   Letter of Intent dated as of May 19, 1997 re: Highpoint

10.10  Contract for Sale of Real Estate dated as of September 22, 1997 re:
       Highpoint



                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         United States Properties, Inc.



Date:                    /s/ Andreas V. Kissal, President
                         --------------------------------
                                   (Signature)